Exhibit 99.7

ELECTION FORM

With respect to shares of common stock of Infinity Property and Casualty Corporation

ELECTION DEADLINE IS 5:00 P.M. NEW YORK CITY, NEW YORK TIME ON THE DATE THAT IS TEN (10)

BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGER

PLEASE COMPLETE THIS ELECTION FORM AND RETURN PROMPTLY IN ACCORDANCE WITH THE

ENCLOSED INSTRUCTIONS.

This Form of Election (the “Election Form”) is being delivered in connection with the Agreement and Plan of Merger (the “Merger Agreement”), by and among Kemper Corporation (“Kemper”), Vulcan Sub, Inc., a wholly owned subsidiary of Kemper (“Merger Sub”), and Infinity Property and Casualty Corporation (“Infinity”), pursuant to which, among other things and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Infinity, with Infinity surviving as a wholly owned subsidiary of Kemper (the “Merger”). This Election Form permits you to make an election as to the type of merger consideration (cash and/or shares of Kemper common stock, par value $0.01 per share (“Kemper common stock”)) that you wish to receive in connection with the Merger.

To make a valid election, this Election Form together with either (i) share certificate(s), if any, representing all Infinity shares to which this Election Form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Infinity (or a related Notice of Guaranteed Delivery) or (ii) a confirmation of book-entry transfer representing all Infinity shares to which this Election Form relates (or a related Notice of Guaranteed Delivery), must be received by the exchange agent, Computershare Trust Company, N.A. (“Computershare”), no later than 5:00 p.m., New York City, New York time, on the date that is ten (10) business days preceding the closing of the Merger, unless extended (the “Election Deadline”).

Kemper and Infinity will publicly announce the anticipated Election Deadline in a press release, on their websites and in a filing with the SEC at least three (3) business days prior to the anticipated Election Deadline. If the closing of the Merger is delayed to a subsequent date, the Election Deadline shall be similarly delayed, and Kemper and Infinity will publicly announce any extension of the Election Deadline in a press release, on their websites and in a filing with the SEC as promptly as reasonably practicable. You may also obtain up-to-date information regarding the Election Deadline by calling Georgeson LLC at (800) 868-1391.

With respect to Infinity shares held in book-entry form, including through The Depository Trust Company, this Election Form must be received by Computershare, together with either (1) confirmation of book-entry transfer or (2) a properly completed Notice of Guaranteed Delivery, no later than the Election Deadline.

The Election Deadline is based on the closing of the Merger, which remains as of the mailing of this Election Form subject to various conditions, including, among other things, receipt of the certain regulatory approvals and the requisite approval of Kemper stockholders and Infinity shareholders, in each case as provided for in the Merger Agreement. There can be no assurance as to the timing of the closing of the Merger or as to whether Kemper will receive the requisite stockholder approval or Infinity will receive the requisite shareholder approval. Moreover, the regulatory approvals may not be received at all, may not be received in a timely fashion and/or may contain conditions on the closing of the Merger.

This Election Form governs the type of merger consideration that you, as a shareholder of Infinity, will receive if the Merger is completed. As a result, this Election Form may also affect the tax consequences of the Merger to you.

Your Infinity Stock Certificates:

Please locate and surrender the listed certificates.

Certificate Numbers	Shares	Certificate Numbers	Shares
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234

If you hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

Complete the box(es) on the page marked “ELECTION OPTIONS” to make an election to receive, without interest and subject to any required withholding of taxes (in each case as applicable): (1) “Mixed Consideration” equal to a combination of $51.60 in cash and 1.2019 shares of Kemper common stock for each Infinity share, (2) “Stock Consideration” equal to 2.0031 shares of Kemper common stock for each Infinity share (consisting of the sum of (a)1.2019 plus and (b) 0.8012, which is the quotient (rounded to four decimal places) of $51.60 divided by $64.40 (the 20-trading day volume-weighted average price of Kemper common stock as of February 12, 2018, the day prior to the date of media publications regarding the proposed Merger or “Fixed Volume-Weighted Average Price”) or (3) “Cash Consideration” equal to an amount of cash equal to $129.00 for each Infinity share (consisting of the sum of (a) $51.60 plus (b) the product of 1.2019 multiplied by the Fixed Volume-Weighted Average Price).

The undersigned understands and acknowledges that the election pursuant to the Election Form is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, Cash Consideration and Stock Consideration elections are subject to proration and adjustment as described in the Merger Agreement. Accordingly, there is no assurance that you will receive solely Cash Consideration or solely Stock Consideration, even if you validly elect such Cash Consideration or Stock Consideration as your sole election choice in this Election Form. Refer to the Kemper Registration Statement on Form S-4 (File No. 333-224144), filed with the Securities Exchange Commission (“SEC”) on April 24, 2018, that included a preliminary joint proxy statement/prospectus, for more information about the potential proration and adjustment of the Cash Consideration and Stock Consideration if you elect to receive solely Cash Consideration or solely Stock Consideration.

Additional Information About the Transaction and Where to Find It

This Election Form does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This Election Form is being made in respect of the proposed Merger involving Kemper, a wholly-owned subsidiary of Kemper and Infinity, among other things. The proposed issuance of shares of Kemper common stock in connection with the proposed Merger will be submitted to the stockholders of Kemper for their consideration, and the proposed Merger will be submitted to the shareholders of Infinity for their consideration. In connection therewith, Kemper filed with the SEC on April 24, 2018 a Registration Statement on Form S-4 that included a preliminary joint proxy statement/prospectus, and each of Kemper and Infinity may be filing with the SEC other documents regarding the proposed Merger. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which Kemper or Infinity may file with the SEC. Kemper and Infinity will mail the definitive joint proxy statement/prospectus to the stockholders of Kemper and the shareholders of Infinity when it is available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITYHOLDERS OF KEMPER AND/OR INFINITY ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about each of Kemper and Infinity, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Kemper will be available free of charge under the “Investors” section of Kemper’s website located at http://www.kemper.com or by contacting Kemper’s Investor Relations Department at 312.661.4930 or investors@kemper.com. Copies of the documents filed with the SEC by Infinity will be available free of charge under the “Investor Relations” section of Infinity’s website located at http://www.infinityauto.com or by contacting Infinity’s Investor Relations Department at 205.803.8186 or investor.relations@infinityauto.com.

Participants in the Solicitation

Kemper and Infinity, and their respective directors and executive officers, certain other members of their respective management and certain of their respective employees, will be participants in the solicitation of proxies in connection with the proposed Merger. Information about the directors and executive officers of Kemper is set forth in the Registration Statement on Form S-4 that included a preliminary joint proxy statement/prospectus, which was filed with the SEC on April 24, 2018, and its annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 13, 2018. Information about the directors and executive officers of Infinity is set forth in its annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 15, 2018 (as amended on Form 10-K/A, filed with the SEC on April 23, 2018), each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

If you fail to make a valid election for any reason, you will be deemed to have elected the Mixed Consideration with respect to your Infinity shares.

ELECTION OPTIONS

I hereby elect to receive the following as consideration for my Infinity shares, without interest and subject to any required withholding of taxes (in each case as applicable) subject to proration and adjustment procedures set forth in the Merger Agreement. Mark only ONE box per election. If selecting a partial election across multiple elections more than one box may be checked:

ELECTION OF MIXED CONSIDERATION (consisting of a combination of $51.60 in cash and
1.2019 shares of Kemper common stock for EACH Infinity share)

☐	Mark this box to elect the MIXED ELECTION with respect to ALL of your Infinity shares.	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
☐	Mark this box to elect the MIXED ELECTION with respect to the following number of your Infinity shares. Please fill in the number of shares in the boxes to the right for which you would like to elect the MIXED CONSIDERATION.

ELECTION OF STOCK CONSIDERATION (consisting of 2.0031 shares of Kemper common stock for EACH
Infinity share)

☐	Mark this box to elect to the STOCK CONSIDERATION with respect to ALL of your Infinity shares.	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
☐	Mark this box to elect to the STOCK CONSIDERATION with respect to the following number of your Infinity shares. Please fill in the number of shares in the boxes to the right for which you would like to elect the STOCK CONSIDERATION.

ELECTION OF CASH CONSIDERATION (consisting of an amount of cash equal to $129.00 for EACH Infinity share)

☐	Mark this box to elect the CASH CONSIDERATION with respect to ALL of your Infinity shares.	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
☐	Mark this box to elect the CASH CONSIDERATION with respect to the following number of your Infinity shares. Please fill in the number of shares in the boxes to the right for which you would like to elect the CASH CONSIDERATION.

NO ELECTION (No preference with respect to the receipt of Mixed Consideration, Stock Consideration or Cash Consideration)

☐	Mark this box to make no election with respect to your Infinity shares

You will be deemed to have made a “NO ELECTION” if:

A.	You fail to follow the instructions on the Election Form or otherwise fail to properly make an election;

B.	A properly completed Election Form together with either (i) your share certificate(s), if any (or a related Notice of Guaranteed Delivery), or (ii) your confirmation of book-entry transfer (or a related Notice of Guaranteed Delivery), is not actually received by Computershare prior to the Election Deadline;

C.	You properly and timely revoke a prior election without making a new election; or

D.	You check the “No Election” box above.

IMPORTANT: The aggregate amount of cash and the aggregate number of shares of Kemper common stock to be paid and issued, respectively, to Infinity shareholders pursuant to the Merger Agreement are fixed. Each Infinity share with respect to which an Infinity shareholder makes an election to receive the Mixed Consideration, and each Infinity share held by an Infinity shareholder who fails to make any valid election with respect to such shareholder’s shares of Infinity common stock, will receive $51.60 in cash and 1.2019 shares of Kemper common stock (subject to adjustment for any reclassification, stock split, recapitalization or other similar transaction with respect to shares of Kemper common stock). However, if the elections of all Infinity shareholders electing to receive solely the Cash Consideration or the Mixed Consideration (including all Infinity shareholders who fail to make a valid election with respect to their Infinity shares) result in an oversubscription or undersubscription of the aggregate amount of cash available to be paid by Kemper to Infinity shareholders as merger consideration, the aggregate amount of cash payable by Kemper in the Merger will not be increased or decreased. Similarly, if the elections of all Infinity shareholders electing to receive solely the Stock Consideration or the Mixed Consideration (including all Infinity shareholders who fail to make a valid election with respect to their Infinity shares) result in an oversubscription or undersubscription of the aggregate number of shares of Kemper common stock available to be issued by Kemper to Infinity shareholders as merger consideration, the aggregate number of shares of Kemper common stock to be issued by Kemper in the Merger will not be increased or decreased. Rather, in each such case, Computershare will allocate between cash and Kemper common stock in the manner described in the Merger Agreement to ensure that the total amount of cash paid and the total number of shares of Kemper common stock issued in the Merger is the same as what would be paid and issued if all Infinity shareholders were to receive the Mixed Consideration. Accordingly, there is no assurance that an Infinity shareholder that has made a valid election to receive solely Cash Consideration or solely Stock Consideration will receive the form of consideration elected with respect to the Infinity shares held by such shareholder. Therefore, the value of the merger consideration when received may be different than its estimated value at the time each Infinity shareholder makes an election with respect to the Infinity shares held by such shareholder. Each Infinity shareholder should consult his, her or its tax advisor as to the specific tax consequences of the Merger in light of each Infinity shareholder’s particular circumstances before making an election.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions B.1 and B.2.

By signing below, the undersigned represents and warrants that the undersigned has full power and authority to surrender, submit, sell, assign and transfer the above described Infinity shares, in certificated or book-entry form (or covered by a guarantee of delivery) and that when accepted for exchange by Kemper, Kemper will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints Computershare as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange Infinity shares, including any certificates representing such shares together with accompanying evidence of transfer and authenticity, for shares of Kemper common stock or cash, as set forth in the Merger Agreement. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to Computershare. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

Please also sign and provide your tax ID number on the Substitute Form W-9 provided herein or complete the appropriate Internal Revenue Service Form W-8, as applicable.

Signature of owner	Signature of co-owner, if any	Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instructions B.6 and B.7.

Required only if Special Payment and Delivery Form is completed or this form is completed by someone other than the registered shareholder.

Authorized Signature	Name of Firm

Address of Firm – Please Print

SPECIAL PAYMENT AND DELIVERY FORM

The merger consideration for your Infinity shares will be issued in the name and address provided on the Election Form unless instructions are given in the boxes below.

Special Payment and Issuance Instructions (See Instructions B.1, B.2, and B.6)	Special Delivery Instructions (See Instruction B.2, B.4 and B.6)

To be completed ONLY if the merger consideration is to be issued in the name of someone other than the current registered holder(s) as stated on the front page of the Election Form.	To be completed ONLY if the merger consideration is to be delivered to someone other than the current registered holder(s) or delivered to an address that is different than the address listed on the front page of the Election Form.
Issue ☐ Check to: Issue ☐ Shares to:

Name(s):	Name(s):
(Please Print)	(Please Print)

Address:	Address:

Telephone Number:	Telephone Number:

INSTRUCTIONS

A.	Special Conditions

1.	Time in which to Make an Election. To be effective, a properly completed Election Form must be received by Computershare no later than 5:00 p.m. New York City, New York time, on the date that is ten (10) business days before the closing date of the Merger, unless extended (the “Election Deadline”). The Election Deadline is based on the closing of the Merger, which remains as of the mailing of this Election Form subject to various conditions, including, among other things, receipt of the certain regulatory approvals and the requisite approval of Kemper stockholders and Infinity shareholders, in each case as provided for in the Merger Agreement. There can be no assurance as to the timing of the closing of the Merger or as to whether Kemper will receive the requisite stockholder approval or Infinity will receive the requisite shareholder approval. Moreover, the regulatory approvals may not be received at all, may not be received in a timely fashion and/or may contain conditions on the closing of the Merger. Kemper and Infinity will publicly announce the anticipated Election Deadline in a press release, on their websites and in a filing with the SEC at least three (3) business days prior to the anticipated Election Deadline. If the closing of the Merger is delayed to a subsequent date, the Election Deadline shall be similarly delayed, and Kemper and Infinity will publicly announce any extension of the Election Deadline in a press release, on their websites and in a filing with the SEC as promptly as reasonably practicable.

Holders of Infinity shares who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their Infinity shares to which the Election Form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Infinity (or a related Notice of Guaranteed Delivery), no later than the Election Deadline. Holders of Infinity shares who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return a completed Election Form together with a confirmation of book-entry transfer (or a related Notice of Guaranteed Delivery) no later than the Election Deadline. Holders of Infinity shares who do not properly and timely make an election as provided in the preceding sentences or who properly and timely revoke a prior election without making a new election will be considered a Non-Electing Shareholder and will be deemed to have elected the Mixed Consideration with respect to their Infinity shares. (See Instruction A.7 below.) You understand and acknowledge that you will not receive the merger consideration unless and until the Merger is complete and Computershare has received from you all necessary documentation.

2.	Certificates and Shares held by the Exchange Agent. The Election Form will indicate the number of Infinity shares you hold either in certificated form or in electronic, book-entry form.

3.	Election Options. On page 4 of the Election Form, under “Election Options,” indicate whether you would like to receive in exchange for each of your Infinity shares, (i) the Mixed Consideration, (ii) the Stock Consideration, (iii) the Cash Consideration, (iv) a combination of elections or (v) “No Election.” The Merger Agreement limits the amount of cash and the amount of Kemper common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full.

4.	Change or Revocation of Election. Any election may be revoked prior to the Election Deadline with respect to all or any portion of the Infinity shares subject to such election. To revoke an election, a written notice of revocation must (1) specify the name of the holder of Infinity shares having made the election to be revoked and (2) be signed by the shareholder in the same manner as the original signature on the Election Form by which such election was made. A new election may be made by submitting a new Election Form prior to the Election Deadline.

5.	Joint Forms of Election. Holders of Infinity shares who make a joint election will be considered to be a single holder of such shares. An Election Form including such a joint election (“Joint Election Form”) may be submitted only by persons submitting certificates registered in different forms of the same name (e.g., “John Smith” on one certificate and “J. Smith” on another). If the Election Form is submitted as a Joint Election Form, each record holder of Infinity shares covered thereby must properly sign the Election Form in accordance with Instruction B.1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a Joint Election Form are eligible to do so.

6.	Forms of Election for Nominees. Any record holder of Infinity shares who is a nominee may submit one or more Election Forms, indicating on the form or forms a combination of elections covering up to the aggregate number of Infinity shares owned by such record holder. However, upon the request of Kemper, any such record holder will be required to certify to the satisfaction of Kemper that such record holder holds such Infinity shares as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of Infinity for purposes of allocation of Kemper common stock and cash payments to be issued upon consummation of the Merger.

7.	Shares as to Which No Election is Made. Holders of Infinity shares who mark the “No Election” box on the Election Form, or fail to submit a properly completed Election Form together with (i) any certificate(s) representing their Infinity shares, if any (or a related Notice of Guaranteed Delivery), or (ii) a confirmation of book-entry transfer (or a related Notice of Guaranteed Delivery), by the Election Deadline, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form together with any certificate(s) representing their Infinity shares (each of the foregoing, a “Non-Electing Shareholder”), shall have their Infinity shares converted into the right to receive the Mixed Consideration. In addition, a holder who does not make an election for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares for which an election is not made, and will be deemed to elect the Mixed Consideration with respect to such Infinity shares. If you fail to make a valid election for any reason, you will be deemed to be a Non-Electing Shareholder and will receive the Mixed Consideration with respect to your Infinity shares.

8.	Termination of Merger Agreement. In the event of termination of the Merger Agreement, Computershare will promptly return certificates representing the Infinity shares after being notified of such termination by Kemper and Infinity. In such event, certificates representing Infinity shares shall be promptly returned by (a) first class mail under a blanket surety bond or (b) registered mail insured separately for the value of such Infinity shares. If Infinity shares surrendered were surrendered through a book-entry transfer, Computershare will promptly return Infinity shares through a book-entry transfer for shares held in street name.

9.	Method of Delivery for Certificated Infinity Shares. Your Election Form, together with the certificate(s) representing all Infinity shares to which this Election Form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Infinity (or by an appropriate Notice of Guaranteed Delivery), may be sent to Computershare at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by Computershare prior to the Election Deadline.

If delivering by U.S. mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporation Actions 250 Royall Street, Suite V Canton, MA 02021

10.	Method of Delivery for Book-Entry Shares. Your Election Form, together with your confirmation of book-entry transfer (or a related Notice of Guaranteed Delivery), must be sent or delivered to Computershare at one of the addresses above.

By signing and delivering this Election Form and (i) surrendering the certificate(s) of Infinity shares, if any, herewith delivered to Computershare (or a related Notice of Guaranteed Delivery) or (ii) providing confirmation of book-entry transfer (or a related Notice of Guaranteed Delivery), the undersigned hereby forever waives any and all rights of appraisal and any dissenters’ rights to which the undersigned may have been entitled pursuant to Sections 1701.84 and 1701.85 of the Ohio Revised Code with respect to the transactions contemplated by the Merger Agreement and withdraws any and all written objections to the transactions contemplated thereby and/or demands for appraisal, if any, with respect to the Infinity shares.

Do not send your election materials to Kemper, Infinity, Innisfree M&A Incorporated, in its capacity as Proxy Solicitor for Kemper, D.F. King & Co., Inc., in its capacity as Proxy Solicitor for Infinity, or Georgeson LLC in its capacity as information agent for Kemper, because they will not be forwarded to Computershare, and your election will be invalid. The method of delivery is at the option and risk of the electing shareholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the certificate(s) to the Exchange Agent.

B.	General

1.	Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a Joint Election Form is submitted) on the Election Form must correspond exactly with the name(s) as written on the face of the certificate(s) or book-entry account unless the Infinity shares described on this Election Form have been assigned by the registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s) or book-entry account. If the Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an Eligible Institution (as defined in B.6 below). If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Election Form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the FINRA or is a commercial bank or trust company in the United States.

2.	Special Payment and Issuance Instructions. If checks are to be payable or shares of Kemper common stock are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in B.6 below), and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution (defined in B.6 below). Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

3.	Stock Transfer Taxes. It will be a condition to the issuance of any check or shares of Kemper common stock in any name(s) other than the name(s) in which the Infinity shares are registered that the person(s) requesting the issuance of such check or shares of Kemper common stock either pay to Computershare any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of Computershare that such tax has been paid or is not applicable.

4.	Special Delivery Instructions. If checks or certificates representing shares of Kemper common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing on the Election Form, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

5.	Lost Certificate. If your certificate(s) representing Infinity shares has (have) been lost, stolen or destroyed, contact American Stock Transfer & Trust Company, LLC (“AST”), Infinity’s transfer agent, at (800) 937-5449 prior to submitting the Election Form.

6.	Guarantee of Signatures. No signature guarantee is required on this Election Form if (a)(i) the Election Form is signed by the registered holder(s) (including any participant in the book-entry transfer facility’s systems whose name appears on a security position listing as the owner of such shares) of shares surrendered with this Election Form and (ii) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM; or (b) such shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). If the Infinity shares surrendered with this Election Form are registered in the name of a person other than the person signing this Election Form, or if the issuance of Kemper common stock is to be made to a person other than the person signing this Election Form or if the issuance of Kemper common stock is to be made to a person other than the registered owner(s) of the Infinity shares, then the shares surrendered with this Election Form must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners or names that appear on such stock power(s) or with stock power(s) guaranteed by an Eligible Institution as provided herein.

7.	Book-entry Shares. If your Infinity shares have been issued through Infinity’s book-entry system that records share ownership in place of traditional share certificates, you are still required to complete and deliver the Election Form should you wish to participate in the election.

8.	Notice of Guaranteed Delivery. If your Infinity stock certificate(s) cannot be delivered to Computershare by the Election Deadline or the procedure for book-entry transfer to Computershare’s account at The Depository Trust Company cannot be completed prior to the Election Deadline, you may still submit an election by properly completing and duly executing the enclosed Notice of Guaranteed Delivery and returning it, along with this Election Form, to Computershare prior to the Election Deadline.

9.	Substitute Form W-9: Under the federal income tax laws, a non-exempt shareholder is required to provide Computershare with such shareholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Substitute Form W-9. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering Infinity shareholder to federal income tax withholding on the payment of any cash. The surrendering Infinity shareholder must check the box in Part III if a TIN has not been issued and the shareholder has applied for a number or intends to apply for a number in the near future. If an Infinity shareholder has applied for a TIN and Computershare is not provided with a TIN before payment is made, Computershare will withhold on all payments to such surrendering shareholder of any cash consideration due for such shareholder’s former Infinity shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details of what TIN to give Computershare. Exempt Infinity shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt sharekholder should indicate its exempt status on Substitute Form W-9. See the enclosed Substitute Form W-9 guidelines for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt from U.S. federal withholding tax and backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status. Such form can be obtained from Computershare.

ELECTION INFORMATION BOOKLET

This information booklet from Kemper Corporation (“Kemper”) is provided to shareholders of Infinity Property and Casualty Corporation (“Infinity”). It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election. We urge you to read the instructions to the enclosed Form of Election (the “Election Form”) carefully and review the Frequently Asked Questions below, as well as the joint proxy statement/prospectus dated April [    ], 2018 (the “Proxy Statement”), which you received in connection with the Infinity special meeting of shareholders to be held on June 1, 2018. After reviewing these materials, please complete the Election Form and send it in the enclosed envelope to the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”). If you have additional questions after reading these materials, you should contact the information agent for the transaction, Georgeson LLC at (800) 868-1391.

The deadline for receipt of your Election Form is 5:00 p.m., New York City, New York time, on the date that is ten (10) business days preceding the closing date of the merger (the “Election Deadline”). Kemper and Infinity will publicly announce the anticipated Election Deadline at least three (3) business days before the anticipated Election Deadline, but you are encouraged to return (i) your Election Form and share certificates, if any (or a related Notice of Guaranteed Delivery) or (ii) your Election Form and confirmation of book-entry transfer (or a related Notice of Guaranteed Delivery) as promptly as practicable.

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form?

On February 13, 2018, Kemper and Infinity entered into an Agreement and Plan of Merger, by and among Kemper, Vulcan Sub, Inc., a wholly owned subsidiary of Kemper (“Merger Sub”), and Infinity (the “Merger Agreement”), a copy of which was attached as Annex A to the Proxy Statement. The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Infinity, with Infinity surviving as a wholly owned subsidiary of Kemper (the “Merger”).

You are receiving this Election Form in connection with the potential Merger because you own shares of Infinity common stock, no par value per share (“Infinity shares”). This Election Form permits you to make an election as to the type of consideration that you wish to receive for your Infinity shares if the Merger is consummated, without interest and subject to any required withholding of taxes (in each case as applicable): (1) “Mixed Consideration” equal to a combination of $51.60 in cash and 1.2019 shares of Kemper common stock per each Infinity share, (2) “Stock Consideration” equal to 2.0031 shares of Kemper common stock per each Infinity share (consisting of the sum of (a)1.2019 plus and (b) 0.8012, which is the quotient (rounded to four decimal places) of $51.60 divided by $64.40 (the 20-trading day volume-weighted average price of Kemper common stock as of February 12, 2018, the day prior to the date of media publications regarding the proposed merger or “Fixed Volume-Weighted Average Price”), (3) “Cash Consideration” equal to an amount of cash equal to $129.00 per each Infinity share (consisting of the sum of (a) $51.60 plus (b) the product of 1.2019 multiplied by the Fixed Volume-Weighted Average Price), or a mixture of Mixed Consideration, Stock Consideration or Cash Consideration. Your election pursuant to the Election Form is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, Cash Consideration and Stock Consideration elections are subject to proration and adjustment as described in the Merger Agreement and Proxy Statement. Accordingly, there is no assurance that you will receive solely Cash Consideration or solely Stock Consideration, even if you validly elect such Cash Consideration or Stock Consideration as your sole election choice in this Election Form. Refer to the Proxy Statement for more information about the potential proration and adjustment of the Cash Consideration and Stock Consideration if you elect to receive solely Cash Consideration or solely Stock Consideration.

2.	What is the Election Form?

The Election Form does two things. First, it lets us know your preferred form of payment of the merger consideration for your Infinity shares. Second, it allows you to surrender your share certificate(s) (if applicable) in order to receive payment for the Infinity shares that you own.

3.	How do I complete the Election Form?

Instructions for completing each section are set forth in the Election Form, where applicable.

When completed, please sign and date the Election Form and send it to Computershare in the enclosed envelope along with (i) your share certificate(s) representing all Infinity shares to which this Election Form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Infinity (or a related Notice of Guaranteed Delivery) or (ii) your confirmation of book-entry transfer (or a related Notice of Guaranteed Delivery), and any required accompanying evidence of authority, so that you can make your election to receive the Mixed Consideration, Stock Consideration or Cash Consideration. Please see Question 15 for important information concerning the transmittal of your Election Form to Computershare. Please note that if your shares are held jointly, signatures of both owners are required.

Please return your Election Form and (i) share certificate(s), if any (or a related Notice of Guaranteed Delivery) or (ii) confirmation of book-entry transfer (or a related Notice of Guaranteed Delivery), and any other required election materials to Computershare at either of the addresses below in the enclosed envelope.

4.	How do I make an election if my Infinity shares are held in “street name” by my bank, broker or other nominee?

If you hold your Infinity shares in “street name” through a bank, broker or other nominee (a “nominee”) you should instruct such nominee what election to make on your behalf by carefully following the instructions that you will receive from your nominee. An election will not be made on your behalf absent your instructions. You may be subject to an earlier deadline for making your election. Please contact your nominee with any questions.

5.	When is my Election Form due?

Your Election Form must be RECEIVED by Computershare prior to the Election Deadline (which is ten (10) business days preceding the closing date of the Merger). If you hold your shares through a bank, broker or other nominee, you must return your election instructions to your bank, broker or other nominee in time for it to respond by the Election Deadline. Please refer to the instructions provided by your bank, broker or other nominee.

6.	What happens if I do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election?

If you do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election for any reason, you will be deemed a non-electing shareholder (a “Non-Electing Shareholder”) and will receive the Mixed Consideration with respect to your Infinity shares.

7.	What does it mean if I receive more than one set of election materials?

If you received more than one set of election materials, this indicates that you own Infinity shares in more than one manner or in more than one name. For example, you may have shares registered directly with Infinity; you may own Infinity shares through a third party, such as a broker; or you may own shares in both single name and joint name. Each set of election materials you receive is specific to the manner in which you hold your Infinity shares. Failure to properly complete an Election Form and properly submit the Election Form by the Election Deadline means that no valid election will be made with respect to the shares to which that Election Form applies, and you will be deemed a Non-Electing Shareholder and will receive the Mixed Consideration with respect to such Infinity shares. Each Election Form you receive comes with its own return envelope; make sure you return each Election Form in the return envelope that accompanies that Election Form.

8.	Can I revoke my election after my Election Form has been submitted?

Yes. Any election may be revoked prior to the Election Deadline with respect to all or any portion of the Infinity shares subject to such election. To revoke an election, a written notice of revocation must (1) specify the name of the Infinity shareholder having made the election to be revoked and (2) be signed by the Infinity shareholder in the same manner as the original signature on the Election Form by which such election was made. A new election may be made by submitting a new Election Form prior to the Election Deadline.

9.	Am I guaranteed to receive what I ask for on the Election Form?

No. The aggregate amount of cash and the aggregate number of shares of Kemper common stock to be paid and issued, respectively, to Infinity shareholders pursuant to the Merger Agreement are fixed. Each Infinity share with respect to which an Infinity shareholder makes an election to receive the Mixed Consideration, and each Infinity share held by a Non-Electing Shareholder, will receive $51.60 in cash and 1.2019 shares of Kemper common stock (subject to adjustment for any reclassification, stock split, recapitalization or other similar transaction with respect to shares of Kemper common stock).

However, if the elections of all Infinity shareholders electing to receive solely the Cash Consideration or the Mixed Consideration (including all Infinity shareholders who fail to make a valid election with respect to their Infinity shares) result in an oversubscription or undersubscription of the aggregate amount of cash available to be paid by Kemper to Infinity shareholders as merger consideration, the aggregate amount of cash payable by Kemper in the Merger will not be increased or decreased. Similarly, if the elections of all Infinity shareholders electing to receive solely the Stock Consideration or the Mixed Consideration (including all Infinity shareholders who fail to make a valid election with respect to their Infinity shares) result in an oversubscription or undersubscription of the aggregate number of shares of Kemper common stock available to be issued by Kemper to Infinity shareholders as merger consideration, the aggregate number of shares of Kemper common stock to be issued by Kemper in the Merger will not be increased or decreased.

Rather, in each such case, Computershare will allocate between cash and Kemper common stock in the manner described in “The Merger Agreement—Merger Consideration—Cash Consideration” and “The Merger Agreement—Merger Consideration—Stock Consideration” beginning on pages 179 and 180 of the Proxy Statement, respectively, to ensure that the total amount of cash paid and the total number of shares of Kemper common stock issued in the Merger is the same as what would be paid and issued if all Infinity shareholders were to receive the Mixed Consideration. Accordingly, there is no assurance that an Infinity shareholder that has made a valid election to receive solely Cash Consideration or solely Stock Consideration will receive the form of consideration elected with respect to the shares of Infinity common stock held by such shareholder.

For detailed illustrations of the potential proration and adjustment of the Cash Consideration and Stock Consideration for those Infinity shareholders electing to receive solely Cash Consideration or solely Stock Consideration, see “The Merger Agreement—Allocation of Merger Consideration and Illustrative Elections and Calculations” beginning on page 180 of the Proxy Statement.

10.	Will I receive any fractional shares of Kemper common stock?

No. No fractional shares of Kemper common stock will be delivered in the Merger. Instead, you will be entitled to receive cash, without interest, for any fractional share of Kemper common stock you might otherwise have been entitled to receive, in accordance with the terms of the Merger Agreement.

11.	If the Merger is completed, how will I receive the merger consideration for my shares?

If you are the record holder of your Infinity shares, after receiving the proper documentation from you and determining the proper allocations of Cash Consideration and Stock Consideration to be paid or issued to Infinity shareholders, the Exchange Agent will forward to you a bank check for the cash to which you are entitled, less all applicable tax withholdings and, for any Kemper common stock to which you are entitled, Computershare will provide you with a Computershare account number, credit your account with the appropriate number of book-entry shares of Kemper common stock and mail you a Direct Registration Statement, in each case, shortly after the closing of the Merger. If your Infinity shares are held in “street name” by your bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to submit a form of election and how to effect the surrender of your “street name” shares in order to receive the applicable consideration for those shares. Please contact your nominee for information on how you will receive the merger consideration.

12.	What happens if I sell or transfer my Infinity shares after I have properly submitted an Election Form?

If you are the record holder and wish to sell or transfer your Infinity shares after you have properly submitted an Election Form, you must provide written notice received by Computershare prior to the Election Deadline revoking your election with respect to all or the portion of your Infinity shares that you wish to sell or transfer. If your Infinity shares are held through a bank, broker or other nominee, you must contact your nominee to revoke your election and effect such transfer.

13.	What if I cannot locate my share certificate(s)?

If your certificate(s) representing Infinity shares has (have) been lost, stolen or destroyed, contact AST, Infinity’s transfer agent, at (800) 937-5449 for instruction prior to submitting the Election Form.

14.	What are the tax consequences of the receipt of the merger consideration?

Different tax consequences may be associated with each of the election options. The tax consequences to you of the Merger will depend on the facts of your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your Infinity shares for the Mixed Consideration, Cash Consideration or Stock Consideration. You can also refer to the general description of tax consequences under the caption, “The Merger — Material U.S. Federal Income Tax Consequences” beginning on page 166 of the Proxy Statement.

15.	How should I send in my signed documents and share certificates?

Your election materials may be sent to Computershare at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Computershare prior to the Election Deadline.

If delivering by U.S. mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporation Actions 250 Royall Street, Suite V Canton, MA 02021

By signing and delivering this Election Form and (i) surrendering the certificate(s) of Infinity shares, if any, herewith delivered to Computershare (or a related Notice of Guaranteed Delivery) or (ii) providing confirmation of book-entry transfer (or a related Notice of Guaranteed Delivery), the undersigned hereby forever waives any and all rights of appraisal and any dissenters’ rights to which the undersigned may have been entitled pursuant to Sections 1701.84 and 1701.85 of the Ohio Revised Code with respect to the transactions contemplated by the Merger Agreement and withdraws any and all written objections to the transactions contemplated thereby and/or demands for appraisal, if any, with respect to the Infinity shares.

Do not send your election materials to Kemper, Infinity, Innisfree M&A Incorporated, in its capacity as Proxy Solicitor for Kemper, D.F. King & Co., Inc., in its capacity as Proxy Solicitor for Infinity, or Georgeson LLC in its capacity as information agent for Kemper, because they will not be forwarded to Computershare, and your election will be invalid. The method of delivery is at the option and risk of the electing shareholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the certificate(s) to Computershare.

16.	Will there be any fees associated with the exchange of my shares for the merger consideration?

There will not be any fees associated with the exchange, except in certain limited circumstances, unless you need to replace lost, stolen or destroyed share certificate(s) or request a check or certificate representing Infinity shares in a name(s) other than your name.

17.	How do I change my address on the Election Form?

Mark through any incorrect address information that is printed on the front of the Election Form. Clearly print the correct address in the area beside the printed information. If you would like to receive your payment at a different address from that imprinted on the front of the Election Form, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

18.	What do I do if I want part or all of the merger consideration paid or issued to someone else?

If checks are to be payable or shares of Kemper common stock are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in Instruction B.6 above), and any certificate(s) representing such shares must be accompanied by the appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution. Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

19.	Who do I call if I have additional questions?

You may contact Georgeson LLC in its capacity as Kemper’s Information Agent toll free at (800) 868-1391.

NOTICE OF GUARANTEED DELIVERY

OF

SHARES OF COMMON STOCK

OF INFINITY PROPERTY AND CASUALTY CORPORATION

This Notice of Guaranteed Delivery (“Notice of Guaranteed Delivery”), or a facsimile hereof, must be used in connection with your election if:

1.	The certificates representing shares of Infinity Property and Casualty Corporation (“Infinity”) common stock, no par value per share (the “Shares”), are not immediately available;

2.	Time will not permit the Election Form and other required documents, if any, to be delivered to the Exchange Agent on or before 5:00 P.M., New York City, New York time, on the date that is ten (10) business days preceding the closing date of the merger (the “Election Deadline”); or

3.	The procedures for book-entry transfer of the Shares set forth on the reverse side of this Notice of Guaranteed Delivery cannot be completed prior to the Election Deadline.

This form, together with the Election Form, may be delivered to the Exchange Agent (defined below) by mail or email transmission, and must be received by the Exchange Agent on or before the Election Deadline. Kemper Corporation (“Kemper”) and Infinity will publicly announce the Election Deadline at least three (3) business days prior to the anticipated Election Deadline, but you are encouraged to return your Election Form as promptly as practicable.

The Exchange Agent is:

Computershare Trust Company, N.A.

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By email transmission: canoticeofguarantee@computershare.com	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

Delivery of this form to an address other than as set forth above or transmission via email to an email address other than one listed above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures, if a signature on the Election Form is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Election Form.

The undersigned hereby surrenders to the Exchange Agent the number of Shares set forth on the reverse side of this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, by and among Kemper, Vulcan Sub, Inc., a wholly owned subsidiary of Kemper, and Infinity, and described in the joint proxy statement/prospectus, dated April [    ], 2018, and the related Election Form, receipt of which are hereby acknowledged.

The undersigned hereby acknowledges that if the Shares are not delivered to the Exchange Agent by 5:00 p.m. New York City, New York time on the second trading day after the Election Deadline, the election with respect to those Shares, as set forth on the undersigned’s Election Form, will not be valid and the holders of such Shares will be deemed to be a Non-Electing Shareholder (as described in the Election Form). Participants should notify the DTC prior to covering through the submission of a physical security directly to DTC based on a Notice of Guaranteed Delivery that was submitted via DTC’s PTOP platform.

Number of Shares Surrendered and Certificate No(s) (if available):

Check box if Shares will be delivered by book-entry transfer ☐

DTC Account Number:

Name(s) of Record Holder(s):

Address:

Telephone Number: ( )

Social Security Number or Employer Identification Number:

Dated: , 2018

Signature(s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates or book-entry shares representing the Shares surrendered hereby, in proper form for transfer (or surrender Shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company), together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, by 5:00 p.m. New York City, New York time on the second trading day after the Election Deadline.

Name of Firm:
(Authorized Signature)

Address:	Name:

Title:

Telephone Number: ( )	Dated: , 2018

This form is not to be used to guarantee signatures. If a signature on the Election Form requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form. If you have any questions regarding the election materials, please call the information agent for the transaction, Georgeson LLC, Toll Free at (800) 868-1391.